U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 1, 2006

EMERITUS CORPORATION
(Exact name of registrant as specified in charter)

Washington	1-14012	91-1605464
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3131 Elliott Avenue, Suite 500

Seattle, Washington 98121
(Address of principal executive offices) (Zip Code)

(206) 298-2909
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition.

On October 16, 2006, Emeritus Corporation (“Emeritus”) filed Form 8-K under Item 1.01 announcing that the Company had entered into a Limited Liability Company Agreement (the “Joint Venture Agreement”) with Blackstone Real Estate Acquisitions (“BREA”), pursuant to which Emeritus and BREA have formed a joint venture that will operate under the name of BREA Emeritus, LLC (the "Joint Venture"). The purpose of the Joint Venture is to acquire and operate a portfolio of twenty-five assisted living and Alzheimer’s/dementia care communities, including one skilled nursing facility. The portfolio consists of 1,990 units. Emeritus owns a 19% interest in the Joint Venture, is the Administrative Member of the Joint Venture and will be the manager of all the properties with the exception of the skilled nursing facility, which will be managed by an unrelated third party.

On December 1, 2006, the Joint Venture completed the acquisition of twenty-one of the twenty-five communities from PITA General Corporation and AHC Tenant, Inc. for a purchase price of $165.5 million, plus transaction costs. The acquisition of the remaining four communities is expected to close within 60 to 90 days once licensing and mortgage assumption approvals are obtained.

The Joint Venture entered into a financing arrangement with GE Capital Corporation (“GECC”) to provide financing up to the lesser of $167.0 million or 85% of the appraised value of the properties, of which approximately $8.3 million will be used to establish capital expenditure and interest expense reserves. The funding provided by GECC for the acquisition of the twenty-one communities was approximately $137.7 million. The term of the financing is 5 years with monthly interest-only payments for the first 24 months and, thereafter, interest-only payments so long as the properties produce a minimum yield of 10%. Additional principal payments are required based on available cash flow from the properties if the minimum yield is not maintained. Monthly interest will be based on the LIBOR rate plus 235 basis points, which basis points may be reduced to 220 and 200 if the properties produce a yield of 10% or 11%, respectively, after the first 12 months of operation. Two 12-month loan extensions are available provided certain conditions are met. The financing agreements contain financial covenant requirements, funding requirements for replacement, real estate taxes and insurance reserves, interest rate protection arrangements, and other terms typical of an agreement of this nature.

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Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.  Description

99.1 Press Release dated December 4, 2006, Emeritus Announces Joint Venture acquisition of communities.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

December 6 , 2006		EMERITUS CORPORATION

By:
Raymond R. Brandstrom
Vice President of Finance, Chief Financial Officer
and Secretary

INDEX TO EXHIBITS

Exhibit No.  Description

99.1 Press Release dated December 4, 2006, Emeritus Announces Joint Venture acquisition of communities.